As filed with the Securities and Exchange Commission on August 1, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2003 (August 1, 2003)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Item 5.    Other Events

The Company and two of its subsidiaries are defendants in a lawsuit filed on July 28, 2003, by Transocean Inc. in the United States District Court for the Southern District of Texas, Houston Division. The lawsuit alleges that the dual drilling structure and method utilized by the Company’s two semisubmersibles under construction in Singapore infringe on United States patents granted to Transocean. The lawsuit seeks damages, royalties and attorney’s fees, together with an injunction that would prevent the use of the dual drilling capabilities of the rigs. The Company believes that the allegations are without merit and intends to vigorously defend the lawsuit. The Company does not expect that the matter will have an adverse effect on the Company’s business or financial position, results of operations or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: August 1, 2003	By:	/s/ James L. McCulloch
James L. McCulloch Senior Vice President and General Counsel